SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 6, 2009

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 8.01  Other Events.

On November 6, 2009, the Board of Directors elected Chief Executive Officer and President, Lee A. McIntire, as the Chairman of the Board of Directors for CH2M HILL Companies, Ltd., effective January 1, 2010. He will assume the role currently held by Jerry Geist, an outside director.

McIntire joined CH2M HILL as President and Chief Operating Officer in February 2006. In January 2009, the Board of Directors appointed McIntire as the Chief Executive Officer. McIntire has more than 30 years of international experience in the engineering and construction industry. He also lends his leadership to several organizations, including the U.S.-Brazil CEO Forum, the Council on Competiveness, Aspen Institute’s Dialogue and Commission on Arctic Climate Change, the National Petroleum Council, the World Business Council on Sustainable Development and advisory boards for several academic institutions.

Jerry Geist has been a member of CH2M HILL’s Board of Directors since 1989 and will continue to serve CH2M HILL as an outside director.

CH2M HILL’s Board is comprised of nine employee directors and four outside independent directors.

Item 9.01  Financial Statement and Exhibits

Exhibit No.	Description
99.1	Press Release issued by Registrant on November 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 12, 2009	By:	/s/ Margaret B. McLean

Margaret B. McLean
Vice President, General Counsel & Secretary